Public Relations:
pr@overstock.com

Investor Relations:
ir@overstock.com

Overstock.com Reports Q4 2019 Results
Consolidated revenue of $370.9 million and net loss of $27.0 million

SALT LAKE CITY - March 13, 2020 - Overstock.com, Inc. (NASDAQ:OSTK), a tech-driven online retailer and advancer of blockchain technology, today reported financial results for the quarter ended December 31, 2019.

Key metrics (Q4 2019 vs. Q4 2018):

•	Revenue: $370.9M vs. $452.5M (18% decrease);

•	Gross profit: $76.5M vs. $81.6M (6% decrease);

•	Gross margin: 20.6% vs. 18.0% (261 basis point increase);

•	Sales and marketing expense: $40.9M vs. $47.5M (14% decrease);

•	G&A/Technology expense: $67.2M vs. $82.5M (19% decrease);

•	Pre-tax loss: $29.8M vs. $49.9M ($20.1M improvement);

◦	Pre-tax loss - Retail: $12.3M

•	Pre-tax loss - tZERO: $8.8M

•	Pre-tax loss - MVI: $5.2M

•	Pre-tax loss - Other: $3.5M

•	Net loss*: $27.0M vs. $42.3M ($15.3M improvement);

•	Diluted net loss per share: $0.73/share vs. $1.39/share ($0.66/share improvement);

•	Adjusted EBITDA (non-GAAP financial measure): ($19.0M) vs. ($27.5M) ($8.6M improvement);

•	Adjusted EBITDA - Retail: ($2.2M)

•	Adjusted EBITDA - tZERO: ($10.6M)

•	Adjusted EBITDA - MVI: ($2.7M)

•	Adjusted EBITDA - Other: ($3.4M)

*Net loss refers to Net loss attributable to stockholders of Overstock.com, Inc.

"The results of our fourth quarter and fiscal year were in line with our previously revised guidance," said Overstock CEO Jonathan Johnson. "Our retail business performed well despite a competitive holiday shopping season, and we continue to make progress toward our goal of realizing sustainable, profitable growth. Having achieved stability and identified key areas in which to focus our efforts, we are now moving into a phase of disciplined execution against our retail strategy. tZERO has also made impressive progress on its platform and we look forward to the issuance of our digital dividend and the increased platform activity we believe will result. Our other Medici Ventures companies continue to make progress as well, and I'll discuss those achievements in more detail during our call. I will also discuss the status of our dividend and provide other important corporate updates. As we look ahead in 2020, we are as optimistic as ever and confident about our ability for the company to continue to be the innovative leader in the e-commerce space that we've been known for throughout the years."

The company will hold a conference call and webcast to discuss its Q4 and full-year 2019 financial results on Friday, March 13, 2020, at 8:30 a.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 3978098 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Friday, March 13, 2020, through 11:30 a.m. ET on Friday, March 27, 2020. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions in advance of the call to ir@overstock.com.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure in assessing the company and its financial results.

Total net revenue - Total net revenue was $370.9 million and $452.5 million for Q4 2019 and 2018, respectively, an 18% decrease. This decrease was primarily due to decreased retail product sales that resulted primarily from a reduction in sales and marketing activities, which was part of our ongoing effort to return to retail profitability. In January 2018, we shifted our retail strategy to aggressively pursue revenue growth and new customers with a large increase in sales and marketing expenses. We discontinued this strategy in August 2018 and have returned to a more disciplined approach to marketing, but we continued to see revenue benefits from this strategy in Q4 2018. In addition, we have seen our revenues negatively impacted due to increased tariffs on goods manufactured in China, search traffic taking longer than expected to translate into purchasing customers, waning consumer confidence decreasing conversion on high dollar purchases industry-wide, and other more general decreases in conversion.

Gross profit - Gross profit was $76.5 million and $81.6 million for Q4 2019 and 2018, respectively, a 6% decrease, representing 20.6% and 18.0% gross margin for those respective periods. The decrease in gross profit was primarily due to the decrease in net revenue in the retail business described above, partially offset by an increase in gross margin. The increase in gross margin was primarily due to a decrease in product costs resulting from a continued shift in product sales mix into higher margin products, reduced shipping costs due to renegotiated rates with our freight carriers, and a higher proportion of our revenue coming from marketplace sales, which we recognize on a net basis.

Sales and marketing expenses - Sales and marketing expenses totaled $40.9 million and $47.5 million for Q4 2019 and 2018, respectively, a 14% decrease, representing 11.0% and 10.5% of total net revenue for those respective periods. This decrease in sales and marketing expenses was primarily due to our return to our historical focus on operational efficiency. As part of this effort, we reduced spending in the sponsored search and direct mail marketing channels.

Technology expenses - Technology expenses totaled $34.0 million and $34.6 million for Q4 2019 and 2018, respectively, a 2% decrease, representing 9.2% and 7.6% of total revenue for those respective periods. The decrease was primarily due to a $1.3 million decrease in technology licenses and maintenance costs, a $402,000 decrease in consulting costs, and a $293,000 decrease in depreciation costs. These decreases were partially offset by a $1.7 million increase in technology staff-related costs.

General and administrative ("G&A") expenses - G&A expenses totaled $33.2 million and $47.9 million for Q4 2019 and 2018, respectively, a 31% decrease, representing 9.0% and 10.6% of total revenue for those respective periods. The decrease was primarily due to a $10.7 million decrease in intangible asset impairments and asset disposal losses, a $1.5 million decrease in administrative staff-related costs, and a $1.3 million decrease in consulting expenses.

Other income (expense), net - Other income (expense), net totaled $1.5 million and ($2.0) million for Q4 2019 and 2018, respectively. The increase was due to a $3.5 million increase in non-cash gains on equity holdings and other assets.

Net cash used in operating activities - Net cash used in operating activities was $81.6 million and $138.9 million for the twelve months ended December 31, 2019 and 2018, respectively. The $57.3 million improvement was primarily due to decreased losses largely due to our change in retail strategy, as described above.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled ($103.4) million and ($167.6) million for the twelve months ended December 31, 2019 and 2018, respectively. The $64.2 million improvement was due to a $57.3 million improvement in operating cash flow and a $6.9 million decrease in capital expenditures.

Cash - We had cash and cash equivalents of $112.3 million and $141.5 million at December 31, 2019 and December 31, 2018, respectively. The decrease was primarily due to funding of operating losses, partially offset by $83.0 million in net proceeds received from at-the-market stock offerings during 2019.

Non-GAAP Financial Presentation
We are providing certain non-GAAP financial measures in this release because we believe that these figures are helpful in allowing investors to more accurately assess the ongoing nature of our operations and measure our performance more consistently across periods. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The tables at the end of this release provide reconciliations of these non-GAAP items to the most nearly equivalent GAAP measures, our rationale and a discussion of the limitations of these non-GAAP measures.

About Overstock.com
Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary dedicated to the development and acceleration of blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com. O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

#####

This press release and the March 13, 2020 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the results of our ongoing review of strategic initiatives, adverse tax, regulatory or legal developments, competition, and any inability to raise capital or borrow funds in a timely manner or on acceptable terms. Other risks and uncertainties include, among others, the inherent risks associated with the businesses that Medici Ventures and tZERO are pursuing, including whether tZERO's joint venture with Box Digital Markets, LLC will be able to achieve its objectives and the timing for doing such, the effects of the departure of key business personnel, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results is included in our Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission on March 13, 2020, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Overstock.com, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$112,266	$141,512
Restricted cash	2,632	1,302
Marketable securities at fair value	10,308	—
Accounts receivable, net	24,728	35,930
Notes receivable, current	3,111	359
Inventories, net	5,840	14,108
Prepaids and other current assets	18,478	22,056
Total current assets	177,363	215,267
Property and equipment, net	130,028	134,687
Intangible assets, net	11,756	13,370
Goodwill	27,120	22,895
Equity securities	42,043	60,427
Operating lease right-of-use assets	25,384	—
Other long-term assets, net	4,033	14,573
Total assets	$417,727	$461,219
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$75,416	$102,574
Accrued liabilities	88,197	87,858
Deferred revenue	41,821	50,578
Operating lease liabilities, current	6,603	—
Other current liabilities	3,962	476
Total current liabilities	215,999	241,486
Long-term debt, net	—	3,069
Operating lease liabilities, non-current	21,554	—
Other long-term liabilities	2,319	5,958
Total liabilities	239,872	250,513
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A, issued and outstanding - 0 and 127	—	—
Series A-1, issued and outstanding - 4,210 and 0 (including 4,085 shares declared as a stock dividend, not yet distributed)	—	—
Series B, issued and outstanding - 357 and 355	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 42,790 and 35,346
Outstanding shares - 39,464 and 32,146	4	3
Additional paid-in capital	764,845	657,981
Accumulated deficit	(580,390)	(458,897)
Accumulated other comprehensive loss	(568)	(584)
Treasury stock at cost - 3,326 and 3,200	(68,807)	(66,757)
Equity attributable to stockholders of Overstock.com, Inc.	115,084	131,746
Equity attributable to noncontrolling interests	62,771	78,960
Total stockholders' equity	177,855	210,706
Total liabilities and stockholders' equity	$417,727	$461,219

Overstock.com, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three months ended December 31,
	2019	2018
Revenue, net
Retail	$364,076	$446,733
Other	6,805	5,815
Total net revenue	370,881	452,548
Cost of goods sold
Retail	288,856	366,712
Other	5,503	4,256
Total cost of goods sold	294,359	370,968
Gross profit	76,522	81,580
Operating expenses:
Sales and marketing	40,868	47,537
Technology	33,970	34,557
General and administrative	33,247	47,930
Total operating expenses	108,085	130,024
Operating loss	(31,563)	(48,444)
Interest income	315	661
Interest expense	(53)	(98)
Other income (expense), net	1,547	(1,999)
Loss before income taxes	(29,754)	(49,880)
Benefit for income taxes	(94)	(1,939)
Net loss	$(29,660)	$(47,941)
Less: Net loss attributable to noncontrolling interests	(2,682)	(5,614)
Net loss attributable to stockholders of Overstock.com, Inc.	$(26,978)	$(42,327)
Net loss per common share—basic:
Net loss attributable to common shares—basic	$(0.73)	$(1.39)
Weighted average common shares outstanding—basic	36,573	32,112
Net loss per common share—diluted:
Net loss attributable to common shares—diluted	$(0.73)	$(1.39)
Weighted average common shares outstanding—diluted	36,573	32,112

Overstock.com, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Year ended December 31,
	2019	2018
Revenue, net
Retail	$1,434,974	$1,800,187
Other	24,444	21,405
Total net revenue	1,459,418	1,821,592
Cost of goods sold
Retail	1,147,025	1,452,195
Other	19,300	15,489
Total cost of goods sold	1,166,325	1,467,684
Gross profit	293,093	353,908
Operating expenses:
Sales and marketing	143,120	274,479
Technology	135,338	132,154
General and administrative	138,124	164,481
Total operating expenses	416,582	571,114
Operating loss	(123,489)	(217,206)
Interest income	1,797	2,208
Interest expense	(342)	(1,468)
Other expense, net	(12,501)	(3,488)
Loss before income taxes	(134,535)	(219,954)
Provision (benefit) for income taxes	185	(2,384)
Net loss	$(134,720)	$(217,570)
Less: Net loss attributable to noncontrolling interests	(12,879)	(11,500)
Net loss attributable to stockholders of Overstock.com, Inc.	$(121,841)	$(206,070)
Net loss per common share—basic:
Net loss attributable to common shares—basic	$(3.46)	$(6.83)
Weighted average common shares outstanding—basic	34,865	29,976
Net loss per common share—diluted:
Net loss attributable to common shares—diluted	$(3.46)	$(6.83)
Weighted average common shares outstanding—diluted	34,865	29,976

Overstock.com, Inc. Consolidated Statements of Cash Flows (in thousands)

	Year ended December 31,
	2019	2018
Cash flows from operating activities:
Consolidated net loss	$(134,720)	$(217,570)
Adjustments to reconcile consolidated net loss to net cash used in operating activities:
Depreciation of property and equipment	26,262	26,411
Amortization of intangible assets	4,769	5,286
Non-cash operating lease cost	6,676	—
Stock-based compensation to employees and directors	18,229	14,356
Deferred income taxes, net	(69)	(2,386)
Gain on sale of cryptocurrencies	(569)	(8,370)
Impairment of cryptocurrencies	334	10,463
Impairment of equity securities	7,090	536
Losses on equity method securities	7,734	3,869
Loss on disposal of business and other asset abandonments	—	3,565
Impairments on intangible assets	1,406	6,000
Other non-cash adjustments	(2,037)	(583)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	13,385	(5,558)
Inventories, net	8,268	628
Prepaids and other current assets	5,956	(3,622)
Other long-term assets, net	(660)	(2,870)
Accounts payable	(27,158)	16,499
Accrued liabilities	(281)	5,661
Deferred revenue	(8,757)	9,150
Operating lease liabilities	(8,013)	—
Other long-term liabilities	543	(399)
Net cash used in operating activities	(81,612)	(138,934)
Cash flows from investing activities:
Purchase of intangible assets	—	(9,597)
Purchase of equity securities	(12,641)	(48,731)
Proceeds from sale of equity securities and marketable securities	7,339	—
Disbursement for notes receivable	(4,715)	(3,059)
Acquisitions of businesses, net of cash acquired	4,886	(12,912)
Deposit on purchase of a business	—	(8,000)
Expenditures for property and equipment	(21,774)	(28,680)
Other investing activities, net	53	56
Net cash used in investing activities	(26,852)	(110,923)

Continued on the following page

Overstock.com, Inc. Consolidated Statements of Cash Flows (in thousands)

	Year ended December 31,
	2019	2018
Cash flows from financing activities:
Payment on long-term debt	(3,141)	(40,000)
Proceeds under short-term contract financing	4,858	—
Payments under short-term contract financing	(1,353)	—
Payments of preferred dividends	(77)	(77)
Proceeds from issuance and exercise of stock warrants	—	50,588
Proceeds from security token offering, net of offering costs and withdrawals	—	82,354
Proceeds from sale of common stock, net of offering costs	82,954	94,554
Paid in capital for noncontrolling interest	—	6,700
Payments of taxes withheld upon vesting of restricted stock	(1,407)	(4,622)
Other financing activities, net	(1,286)	(496)
Net cash provided by financing activities	80,548	189,001
Net decrease in cash and cash equivalents	(27,916)	(60,856)
Cash, cash equivalents and restricted cash, beginning of year	142,814	203,670
Cash, cash equivalents and restricted cash, end of year	$114,898	$142,814

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest paid, net of amounts capitalized	$264	$1,319
Income taxes refunded, net	(1,259)	(726)
Non-cash investing and financing activities:
Property and equipment financed through accounts payable and accrued liabilities	$350	$139
Proceeds from sale of common stock included in accounts receivable	2,848	—
Acquisition of assets through stock issuance	—	4,430
Common stock repurchased through business combination	643	—
Receivables converted to equity securities	2,887	200
Deposit applied to business combination purchase price	7,347	—
Equity method security applied to business combination purchase price	3,800	—
Recognition of right-of-use assets upon adoption of ASC 842	30,968	—

Segment Financial Information

Segment information has been prepared in accordance with ASC Topic 280 Segment Reporting. We determined our segments based on how we manage our business. Beginning in the first quarter of 2019, we began allocating corporate support costs (administrative functions such as finance, human resources, and legal) to our operating segments based on their estimated usage and based on how we manage our business. Comparative prior year information has not been recast and as a result our corporate support costs for those comparative prior periods remain allocated to our Retail segment. Our Medici business includes two reportable segments, tZERO and the unconsolidated financial information for Medici Ventures ("MVI"). The MVI segment consists of the Medici business not associated with tZERO or Medici Land Governance ("MLG"). We use pre-tax net income (loss) as the measure to determine our reportable segments. As a result, the MLG portion of our Medici business is not significant as compared to our Retail, tZERO, and MVI segments.

Our Retail segment primarily consists of amounts earned through e-commerce sales through our Website, excluding intercompany transactions eliminated in consolidation.

Our tZERO segment primarily consists of amounts earned through securities transaction through our broker-dealers and costs incurred to execute our tZERO business initiatives, excluding intercompany transactions eliminated in consolidation.

Our MVI segment primarily consists of costs incurred to create or foster a set of products and solutions that leverage blockchain technology to generate efficiencies and increase security and control, excluding intercompany transactions eliminated in consolidation.

Our Other segment consists of MLG and our unallocated corporate support costs.

The following table summarizes information about reportable segments and includes a reconciliation to consolidated net loss (in thousands):

	Three months ended December 31,
	Retail	tZERO	MVI	Other	Total
2019
Total net revenue	$364,076	$5,873	$819	$113	$370,881
Cost of goods sold	288,856	4,684	819	—	294,359
Gross profit	75,220	1,189	—	113	76,522
Operating expenses (1)	87,801	13,501	3,195	3,588	108,085
Interest and other income (expense), net (2)	247	3,540	(1,971)	(7)	1,809
Pre-tax loss	$(12,334)	$(8,772)	$(5,166)	$(3,482)	(29,754)
Benefit for income taxes					(94)
Net loss (3)					$(29,660)

2018
Total net revenue	$446,733	$4,963	$852	$—	$452,548
Cost of goods sold	366,712	3,404	852	—	370,968
Gross profit	80,021	1,559	—	—	81,580
Operating expenses	106,573	13,885	1,872	7,694	130,024
Interest and other expense, net (2)	(1,130)	(280)	(19)	(7)	(1,436)
Pre-tax loss	$(27,682)	$(12,606)	$(1,891)	$(7,701)	(49,880)
Benefit for income taxes					(1,939)
Net loss (3)					$(47,941)

	Year ended December 31,
	Retail	tZERO	MVI	Other	Total
2019
Total net revenue	$1,434,974	$21,582	$2,749	$113	$1,459,418
Cost of goods sold	1,147,025	16,551	2,749	—	1,166,325
Gross profit	287,949	5,031	—	113	293,093
Operating expenses (1)	332,372	54,911	14,778	14,521	416,582
Interest and other income (expense), net (2)	559	2,442	(14,039)	(8)	(11,046)
Pre-tax loss	$(43,864)	$(47,438)	$(28,817)	$(14,416)	(134,535)
Provision for income taxes					185
Net loss (3)					$(134,720)

2018
Total net revenue	$1,800,187	$19,043	$2,362	$—	$1,821,592
Cost of goods sold	1,452,195	13,127	2,362	—	1,467,684
Gross profit	347,992	5,916	—	—	353,908
Operating expenses	506,113	47,006	8,316	9,679	571,114
Interest and other income (expense), net (2)	(476)	233	(2,498)	(7)	(2,748)
Pre-tax loss	$(158,597)	$(40,857)	$(10,814)	$(9,686)	(219,954)
Benefit for income taxes					(2,384)
Net loss (3)					$(217,570)
__________________________________________

(1)
Corporate support costs for the three months ended December 31, 2019 have been allocated $10.5 million, $1.5 million, $1.1 million, and $2.0 million to Retail, tZERO, MVI, and Other, respectively. Unallocated corporate support costs of $1.5 million are included in Other. Corporate support costs for the year ended December 31, 2019 have been allocated $42.0 million, $6.0 million, $4.2 million, and $7.8 million to Retail, tZERO, MVI, and Other, respectively. Unallocated corporate support costs of $6.0 million are included in Other.

(2)
Excludes intercompany transactions eliminated in consolidation, which consist primarily of service fees and interest. The net amounts of these intercompany transactions were $934,000 and $432,000 for the three-month periods ended December 31, 2019 and 2018, respectively, and $2.7 million and $3.5 million for the years ended December 31, 2019 and 2018, respectively.

(3)	Net loss presented for segment reporting purposes is before any adjustments attributable to noncontrolling interests.

Non-GAAP Financial Measure Reconciliations

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We have included Adjusted EBITDA in this earnings release because it reflects an additional way of viewing the operating performance at both the consolidated and segment level that is used internally in analyzing our financial results and we believe it is useful to investors as a supplement to GAAP measures in evaluating our ongoing operational performance. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. We have provided a reconciliation below of our segment and consolidated Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. Adjusted EBITDA has limitations such as:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect stock-based compensation and related taxes;

•	Adjusted EBITDA does not reflect adjustments related to the carrying values of our equity interests in unconsolidated entities;

•	Adjusted EBITDA does not reflect interest expenses associated with our borrowings;

•	Adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to us;

•	Adjusted EBITDA does not reflect changes in our working capital; and

•	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) for each of the periods indicated (in thousands):

	Three months ended December 31,
	2019	2018
Adjusted EBITDA
Retail	$(2,194)	$(16,856)
tZERO	(10,628)	(7,256)
MVI	(2,695)	(1,714)
Other	(3,442)	(1,687)
Adjusted EBITDA	(18,959)	(27,513)
Less: Special items (see table below)	—	9,565
Less: Depreciation and amortization	7,998	8,664
Less: Stock-based compensation	4,606	2,702
Less: Interest income, net	(262)	(563)
Less: Other (income) expense, net (1)	(1,547)	1,999
Less: Provision (benefit) for income taxes	(94)	(1,939)
Net loss	$(29,660)	$(47,941)

Special items:
Impairments on intangible assets	$—	$6,000
Losses on the disposal of various businesses	—	3,565
	$—	$9,565

	Year ended December 31,
	2019	2018
Adjusted EBITDA
Retail	$(3,648)	$(111,537)
tZERO	(43,797)	(25,271)
MVI	(11,981)	(7,296)
Other	(14,298)	(3,647)
Adjusted EBITDA	(73,724)	(147,751)
Less: Special items (see table below)	1,942	23,402
Less: Depreciation and amortization	29,594	31,697
Less: Stock-based compensation	18,229	14,356
Less: Interest income, net	(1,455)	(740)
Less: Other expense, net (1)	12,501	3,488
Less: Provision (benefit) for income taxes	185	(2,384)
Net loss	$(134,720)	$(217,570)

Special items:
Impairments on intangible assets	$1,406	$6,000
Losses on the disposal of various businesses	—	3,565
Cryptocurrency impairments and gains on sale, net	—	443
Severance	1,757	1,600
Special legal expenses (2)	(1,221)	11,794
	$1,942	$23,402
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(1)
Other expense, net for the three months ended December 31, 2019 includes $1.5 million of non-cash gains on equity holdings and other assets. Other expense, net for the year ended December 31, 2019 includes $12.5 million of non-cash losses on equity holdings and other assets.

(2)	Special legal expenses include charges and credits associated with our gift card escheatment case in Delaware and legal fees associated with pursuing our strategic alternatives.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile below to "Net cash used in operating activities," the nearest GAAP financial measure, is net cash used in operating activities reduced by "Expenditures for property and equipment." We believe that net cash used in operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. We believe free cash flow is a useful measure to evaluate our business since purchases of property and equipment are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments after purchases of property and equipment. Free cash flow measures have limitations as they omit certain components of the overall consolidated statement of cash flows and do not represent the residual cash flow available for discretionary expenditures. Free cash flow should not be considered a substitute for net income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows as reconciled below (in thousands):

	Year ended December 31,
	2019	2018
Net cash used in operating activities	$(81,612)	$(138,934)
Expenditures for property and equipment	(21,774)	(28,680)
Free cash flow	$(103,386)	$(167,614)

Contribution and Contribution Margin

Contribution and contribution margin (non-GAAP financial measures, which we reconcile to "Gross Profit" in our consolidated statement of operations) consist of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provide management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses, while reflecting the selling costs we incurred to generate our revenues. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or all non-operating income and expenses. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Our calculation of our contribution and contribution margin is set forth below (in thousands):

	Three months ended December 31,
	Retail	Other (1)	Total
2019
Total net revenue	$364,076	$6,805	$370,881
Cost of goods sold	288,856	5,503	294,359
Gross profit	75,220	1,302	76,522
Less: Sales and marketing expense	39,946	922	40,868
Contribution	$35,274	$380	$35,654
Contribution margin	9.7%	5.6%	9.6%

2018
Total net revenue	$446,733	$5,815	$452,548
Cost of goods sold	366,712	4,256	370,968
Gross profit	80,021	1,559	81,580
Less: Sales and marketing expense	47,142	395	47,537
Contribution	$32,879	$1,164	$34,043
Contribution margin	7.4%	20.0%	7.5%

	Year ended December 31,
	Retail	Other (1)	Total
2019
Total net revenue	$1,434,974	$24,444	$1,459,418
Cost of goods sold	1,147,025	19,300	1,166,325
Gross profit	287,949	5,144	293,093
Less: Sales and marketing expense	140,377	2,743	143,120
Contribution	$147,572	$2,401	$149,973
Contribution margin	10.3%	9.8%	10.3%

2018
Total net revenue	$1,800,187	$21,405	$1,821,592
Cost of goods sold	1,452,195	15,489	1,467,684
Gross profit	347,992	5,916	353,908
Less: Sales and marketing expense	269,988	4,491	274,479
Contribution	$78,004	$1,425	$79,429
Contribution margin	4.3%	6.7%	4.4%
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(1)	Other includes our tZERO, MVI, and Other segments.